Exhibit 99

Form 4 Joint Filer Information


Name: 		BSMB/NYCG LLC

Address:	383 Madison Avenue
		40th Floor
		New York, NY 10179

Designated Filer: John D. Howard

Issuer & Ticker Symbol: New York & Company, Inc. (NWY)

Date of Event Requiring Statement: 01/31/06


Signature:

BSMB/NYCG LLC

By: Bear Stearns Merchant Manager II, LLC
Its: Manager

By: JDH Management LLC
Its: Manager

By: /s/ John D. Howard
       Name: John D. Howard
       Title: Sole Member